Exhibit 23.3
CONSENT OF COUNSEL

Reference is made to our opinion, dated December 31, 2009, to Chance High International Limited (the “Opinion”).  We hereby consent to the filing of the Opinion as an exhibit to the Registration Statement on Form S-1 (File No. 333-165149) of Bohai Pharmaceuticals Group, Inc.  In giving this consent, we do not represent that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

/s/ Steve Zhu
AllBright Law Offices
Steve Zhu, Senior Partner